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                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549

                                   FORM 8-K

                                CURRENT REPORT

    PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):   June 5, 1997


                          TERRITORIAL RESOURCES, INC.
            ------------------------------------------------------
            (Exact name of registrant as specified in its charter)

         Colorado                       0-9617                84-0821158
----------------------------         -----------         -------------------
(State or other jurisdiction         (Commission            (IRS Employer
     of incorporation)               File Number)        Identification No.)

734 7th Ave. S.W., Suite 1345, Calgary, Alberta, Canada          T2P 3P8
-------------------------------------------------------         ----------
      (Address of Principal executive offices)                  (Zip Code)

Registrant's telephone number, including area code:  (403) 233-7914

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ITEM 1.  CHANGES IN CONTROL OF REGISTRANT.

         None.

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

         On June 5, 1997, Territorial Resources, Inc. ("Territorial" or the "Company") completed the sale to SOCO International plc ("SOCO International") of 72 shares (the "72 SOTAMO Shares") of common stock of SOCO Tamtsag Mongolia, Inc., a Delaware close corporation ("SOTAMO"). The sale was consummated pursuant to a Shareholders' Exchange Agreement between Territorial and SOCO International.

         In exchange for the sale of the 72 SOTAMO Shares, Territorial received approximately (US)$926,000 in cash and 873,250 ordinary shares of SOCO International. SOCO International, a corporation organized under the laws of England, recently completed an initial public offering and listing of its shares for trading on the London Stock Exchange. The 873,250 shares represent approximately 1.77% of the outstanding shares of SOCO International, based on information provided to Territorial by SOCO International. Based on the initial offering price of SOCO International shares in the public offering, the total proceeds received by Territorial in connection with the sale of its interests in SOTAMO were equal to approximately (US)$4.6 million.

         SOTAMO holds varying interests in four oil and gas exploration areas located in the Tamtsag Basin in northeastern Mongolia. Following completion of the transaction, Territorial continues to hold five percent (5%) of the outstanding shares of common stock of SOTAMO in addition to its other interests in the Tamtsag Basin. The following table sets forth Territorial's net effective interest in each Contact Area located in the Tamtsag Basin following completion of the sale of the 72 SOTAMO Shares to SOCO International:

  PROPERTY
 (CONTRACT         SOTAMO       TERRITORIAL      GROSS            NET
   AREA)          INTEREST       INTEREST        ACRES           ACRES

    XIX             100%            4.0%       2,586,000        129,300

     XX              80%           19.0%       2,649,000        503,310

    XXI              85%           4.25%       2,750,000        116,875

   XXII             100%            5.0%       2,817,000        140,850
                                               ---------        -------
                                              10,802,000        890,335

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     Territorial intends to use the proceeds of the sale of the 72 SOTAMO Shares to fund its working capital and other commitments. Territorial is required to fund its pro rata share of SOTAMO expenditures as they are incurred in order that minimum work commitments can be met, thus maintaining the various contract obligations of SOTAMO in good standing. For the fiscal year ending March 31, 1998, SOTAMO has budgeted expenditures which exceed the minimum work commitments, and Territorial's pro rata share of the aggregate amount of such budgeted expenditures for such period is approximately (US) $650,000. Such amount includes Territorial's working capital commitments currently anticipated to be incurred by it as the operator of Contract Area XX during such period. Actual commitments required to be paid by Territorial may vary significantly from such amount in the event additional costs and expenses are incurred in connection the performance by SOTAMO, Territorial or its other partners in SOTAMO of their respective obligations and the exercise by them of their respective rights under various contracts.

     Edward T. Story, Jr., the President and Chief Executive Officer of SOCO International, is a former Director of Territorial and currently holds approximately 4.9% of the issued and outstanding shares of common stock, no par value, of Territorial. In addition, Jimmy M. McCarroll, a Director of Territorial, has served as a consultant to SOCO International and/or its affiliates in connection with certain of its international oil and gas projects.

ITEM 3.  BANKRUPTCY OR RECEIVERSHIP.

         None

ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

         None.

ITEM 5.  OTHER EVENTS

     The Company changed the address of its principal executive offices to 734 7th Ave. S.W., Suite 1345, Calgary, Alberta, Canada T2P 3P8. It's telephone number at such address is (403) 233-7914.

ITEM 6.  RESIGNATION OF REGISTRANT'S DIRECTORS

         None

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ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         (a) Financial statements of business acquired.

             None

         (b) Pro forma financial information.

             None

         (c) Exhibits.

             10.1 Shareholders' Exchange Agreement between Territorial Resources, Inc. and SOCO International plc, dated 6 May 1997.

             10.2 Letter agreement between Territorial Resources, Inc. and SOCO International plc, dated 8 May 1997.

ITEM 8.  CHANGE IN FISCAL YEAR.

         None

ITEM 9.  SALES OF EQUITY SECURITIES PURSUANT TO REGULATION S

         None

                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           TERRITORIAL RESOURCES, INC.

Date: June 17, 1997                        By: /s/ Daniel A. Mercier
     ---------------------                    --------------------------------
                                              Chairman of the Board and
                                              Chief Executive Officer

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